UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 11, 2021
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2021, the Board of Directors (the “Board”) of Delek US Holdings, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to provide for majority voting in uncontested elections of directors. The voting standard for directors in a contested election remains a plurality of votes cast. The Amended and Restated Bylaws define a “contested” election as one in respect of which (i) the Corporate Secretary has received a notice that a stockholder (or group of stockholders) has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director in the Amended and Restated Bylaws and (ii) such nomination has not been withdrawn by such stockholder (or group of stockholders) on or prior to the fourteenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders.

In connection with the Amended and Restated Bylaws, the Board also adopted a director resignation policy (the “Policy”) in the event that an incumbent director fails to receive the required number of votes for re-election in an uncontested election. The Policy requires that a director who fails to receive the required number of votes for re-election in an uncontested election will tender his or her resignation to the Chair of the Board for consideration by the Nominating and Corporate Governance Committee (the “Committee”) of the Board. The Committee will consider the resignation and make a recommendation to the Board concerning its acceptance or rejection. In doing so, the Committee will consider all factors deemed relevant, including, but not limited to, the stated reason why stockholders voted against the director’s re-election, the director’s qualifications, and whether the director’s resignation would be in the best interests of the Company and its stockholders. The Board will then consider information, factors, and alternatives considered by the Committee in making its ultimate decision of whether to accept or reject the director’s resignation.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Third Amended and Restated Bylaws of Delek US Holdings, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)